EXHIBIT 3.9

ARTICLES OF INCORPORATION

OF

HEAT TRACING INCORPORATED

I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I.

The name of the corporation is HEAT TRACING INCORPORATED.

ARTICLE II.

The period of its duration is perpetual.

ARTICLE III.

The purposes for which the corporation is organized are to conduct sales and to have and exercise all powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act.

ARTICLE IV.

The aggregate number of shares which the corporation shall have authority to issue is 100,000 authorized shares of one dollar par value common stock.

ARTICLE V.

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND and 00/100 ($1,000.00) DOLLARS consisting of money, labor done or property actually received.

ARTICLE VI.

The post office address of its initial registered office is 2810 Mowery Road, Houston, Texas 77045. The name of its initial registered agent at such address is Rodney Lynn Bingham.

ARTICLE VII.

The number of Directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as Director until the first annual meeting of the Shareholders, or until his successors are elected is:

Rodney Lynn Bingham	Route 1, Village West, #27
San Marcos, Texas 78666

ARTICLE VIII.

The name and address of the Incorporator is Rodney Lynn Bingham, Route 1, Village West, #27, San Marcos, Texas 78666.

ARTICLE IX.

The right of cumulative voting for Directors of the Corporation is expressly granted.

ARTICLE X.

The pre-emptive rights of shareholders to acquire unissued or treasury shares of the corporation are expressly granted.

IN WITNESS WHEREOF, we have hereunto set our hands, this 29th day of July, 1990.

/s/ Rodney Lynn Bingham
RODNEY LYNN BINGHAM

THE STATE OF TEXAS	§
COUNTY OF HAYS	§

I, the undersigned, a Notary Public, do hereby certify that on this 29th day of July, 1990, personally appeared before me, RODNEY LYNN BINGHAM, who, being by me duly sworn, declaired that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

/s/ Linda S. Winn
Notary Public in and for Hays County, TEXAS

Linda S. Winn
Printed Name
My Commission Expires: 08-23-92

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HEAT TRACING, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following articles of amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the Corporation is HEAT TRACING, INC.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the said Corporation on June 5, 1992.

The amendment alters Article I. of the original Articles of Incorporation and the full text of each provision changed is as follows so that the new Article I. shall read as follows:

ARTICLE I.

The name of the Corporation is THERMON HEAT TRACING SERVICES-I, INC.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was one thousand (1,000) shares and the number of shares entitled to vote thereon was one thousand (1,000).

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: There is only one class of stock issued and that is common stock and that totals one thousand (1,000) shares.

ARTICLE FOUR

The number of shares which were voted for the amendment was one thousand (1,000) and the vote was unanimous. The holders of all shares of the Corporation outstanding and entitled to vote on each amendment have signed a consent in writing adopting the said amendment.

DATED June 8, 1992.

HEAT TRACING, INC.

BY:	/s/ Rodney Bingham
	RODNEY BINGHAM,	PRESIDENT

BY:	/s/ Robert G. Dorsey
SECRETARY

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